UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                           SEDONA HORIZONS CORPORATION
             (Exact Name of Registrant As Specified In Its Charter)



            Nevada                           4822                86-0961177
-------------------------------    --------------------------  -----------------
(State or other Jurisdiction of  (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)   Classification Code Number) Identification No.)



                           1717 E. Bell Road, Suite 2
                                Phoenix, AZ 85022
                                 (602) 485-1346
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               Agent for Service:

                                   Mara Shane
                                1317 Pauline Way
                               Las Vegas, NV 89104
                                 (702) 382-9648
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

 As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

Calculation of Registration Fee:

------------------------- ------------------------ ----------------------- ---------------------------- ----------------
     Title of each                Dollar              Proposed maximum              Proposed               Amount of
  class of securities     amount to be registered      offering price           maximum aggregate        registration
    to be registered                                   per share (1)             offering price               fee

------------------------- ------------------------ ----------------------- ---------------------------- ----------------

      Common Stock        2,000,000 shares         $0.30 per share         $600,000.00                  $55.20

------------------------- ------------------------ ----------------------- ---------------------------- ----------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) and (o) of the Securities Act of 1933


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


                     SUBJECT TO COMPLETION JANUARY 31, 2003

                                   PROSPECTUS

                           SEDONA HORIZONS CORPORATION

                        2,000,000 SHARES OF COMMON STOCK

We are registering 2,000,000 shares of our common stock on behalf of our selling shareholders. The offering is being conducted on a best efforts basis, no minimum basis, for an aggregate offering price of $600,000. There is no public market for these shares prior to this offering. The offering price is $0.03 per share and there is no minimum number of shares that the selling shareholders must sell, and no minimum number of shares that any investor must purchase. There will be no escrow account. We will not receive any proceeds from this offering.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD INVEST IN OUR COMMON STOCK ONLY IF YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT. SEE "RISK FACTORS"

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be amended. Our selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                           SEDONA HORIZONS CORPORATION
                                TABLE OF CONTENTS

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as to the date of this prospectus, regardless of the time of delivery of the prospectus or of any sale of the common stock.

PART I
Summary Information and Risk Factors ........................................4

         Prospectus Summary..................................................4
         The Offering .......................................................5
         Summary of Financial Information ...................................5
         Risk Factors .......................................................5
         Forward-Looking Statements .........................................8
         Use of Proceeds ....................................................8
         Determination of Offering Price ....................................8
         Dilution ...........................................................9
         Selling Security Holders ...........................................9
         Plan of Distribution ..............................................10
         Legal Proceedings .................................................12
         Directors, Executive Officers, Promoters and Control Persons ......12
         Security Ownership of Certain Beneficial Owners and Management ....13
         Description of Securities .........................................13
         Description of Business ...........................................14
         Management's Discussion and Analysis or Plan of Operation .........15
         Description of Property ...........................................16
         Certain Relationships and Related Transactions ....................16
         Market for Common Equity and Related Shareholder Matters ..........16
         Dividend Policy ...................................................16
         Executive Compensation ............................................17
         Legal Matters .....................................................17
         Interests of Named Experts ........................................17
         Transfer Agent ....................................................17
         Changes in and Disagreements with Accountants on Accounting and Financial Disclosures .........................................17

PART II
Financial Statements .......................................................18

PART III
Information Not Required in Prospectus .....................................28
         Disclosure of Commission Position on Indemnification
         For Securities Act Liabilities ....................................28
         Recent sales of Unregistered Securities ...........................28
         Exhibits ..........................................................28
         Undertakings ......................................................29
         Signature .........................................................29

We intend to distribute to our stockholders annual reports containing audited financial statements.

                                     PART I

                      SUMMARY INFORMATION AND RISK FACTORS

                               PROSPECTUS SUMMARY

Unless the context indicates otherwise, all references in this prospectus to "we" or the "Company," refer to Sedona Horizons Corporation, a corporation formed under the laws of the State of Nevada in 1996. The principal executive offices of the Company are located in Phoenix, Arizona.

This summary highlights selected information in this prospectus, but it may not contain all of the information that is important to you. To better understand this offering, and for a more complete description of the offering, you should read this entire prospectus carefully, including the "Risk Factors" section and the financial statements and the notes to those statements, which are included elsewhere in this prospectus.

                           SEDONA HORIZONS CORPORATION
                        2,000,000 Shares of Common Stock
                                 $0.30 PER SHARE

Our principal business address is 1717 E. Bell Road, Suite 2, Phoenix, AZ 85022-6200; our telephone number is (602) 485-1346

We intend to provide consulting services to early stage developing companies that desire to go public either through an initial public offering, merger or acquisition. We intend to provide services and advice in the areas of corporate structure, public offering preparation, restrictions on stock issued, contact with public relations groups, CPA's and attorneys and assistance in responding to government comments and inquiries. We also plan to expand our operations by adding key staff and by expanding the number of our operating locations. We are currently developing an internet web site designed to attract new clients.

This is an offering of 2,000,000 shares of common stock acquired by the selling shareholders pursuant to the merger between the Company and Lion Industries
(USA), a Nevada corporation which merger was effective June 27, 2002. On that date Sedona Horizons Corporation, a Nevada corporation, merged into Lion Industries (USA), Inc, a Nevada corporation. Sedona Horizons Corporation was the disappearing company and Lion Industries (USA) was the surviving company. Pursuant to the Articles of Merger, Lion Industries simultaneously changed the name of the surviving corporation to Sedona Horizons Corporation.

The shares are being registered to permit public secondary trading of the shares that are being offered by the selling shareholders named in this prospectus. Shares already existing for original shareholders of Lion Industries (USA) are currently trading in the OTC market and remain eligible for trading. The selling shareholders may, but are not obligated to, offer all or part of their shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices.

We were incorporated in the State of Nevada on February 12, 1996 as ICS (9612), Inc.

                                  THE OFFERING

Total shares outstanding ......................................  2,119,937

Maximum shares being offered by Selling Shareholders ..........  2,000,000

Price per share offered to the public ............................   $0.03

Use of proceeds from the sale of shares ..................... We will not be receiving any
                                                              proceeds from this
                                                              offering.

The date of this prospectus is November 15, 2002.

                        SUMMARY OF FINANCIAL INFORMATION

The information set forth below from January 1, 2002 to September 30, 2002 (unaudited) is derived from the financial statements included elsewhere in this prospectus. The information below should be read in conjunction with "Management's Discussion and Analysis or Plan of Operations" and the financial statements and notes thereto included elsewhere in this prospectus.


STATEMENT OF OPERATIONS DATA                             September 30, 2002
                                                        (unaudited)
Total Assets ....................................        $  2,977
Total liabilities ...............................        $ 12,210
Stock Holders' Equity ...........................        $ (9,233)
Revenues ........................................        $ 14,708
Operating Expenses ..............................        $  20,60
Loss per share - Dilution .......................            *

* less than $.01 per share

                                  RISK FACTORS

AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO OTHER INFORMATION IN THIS PROSPECTUS, THE FOLLOWING DISCUSSION OF THE MATERIAL RISK FACTORS RELATING TO THIS COMPANY AND THIS OFFERING SHOULD BE CONSIDERED CAREFULLY IN EVALUATING SEDONA HORIZONS CORPORATION AND ITS BUSINESS.

Once marketing begins, there is no guarantee that the marketplace will be sufficiently penetrated so that the Company will become profitable. Any failure to establish sufficient market penetration would prevent the Company from implementing its business plan, and could cause its stock to be worthless.

Because the Company's future profitability is dependent on the state of the overall stock market, any material fluctuation in the marketplace could result in the business failing.

Interruptions to the Company arrangements with its clients may have an adverse effect on its ability to operate.

If the Company clients were to become bankrupt, the Company could be left with unpaid fees for services performed. Any termination or impairment of clients' ability to continue operation would prevent the Company from implementing its business plan, thereby limiting its profitability and decreasing the value of its stock.

The Company might seek to compensate providers of services by issuance of stock in lieu of cash. Any such stock issuance would dilute ownership interests of the shareholders. For example, it is possible that the Company would grant stock or stock options to compensate its executives and employees. Whether or not the Company's cash assets prove to be inadequate to meet its operational needs, the Company might seek to compensate providers of services by issuance of stock in lieu of cash, which would have a dilutive effect on the ownership interests of shareholders.

The Company's services compete against those of other established companies, some of which have greater financial, marketing and other resources than those of the Company. These competitors may be able to institute or develop products or services that could perform similar to or better than the Company's intended plan of action, resulting in a reduction of the Company's share of the market and limiting or eliminating its profitability. In addition, there are no significant barriers to new competitors entering the market place.

The Company's major shareholder, Philip Young, could sell his control block to an outside party resulting in a majority of the voting power being transferred to the purchaser(s). The result could be that new shareholder(s) would control the Company and persons unknown could replace the Company management. It is uncertain whether any such new management would continue to implement the Company's current business plan.

Given the Company's substantial dependence on the services of Philip Young, his departure would adversely affect the company's ability to operate.

The Company will be heavily dependent upon Philip Young's entrepreneurial skills and experience to implement its business plan and may, from time to time, find that the inability to devote full time and attention to its affairs will result in delay(s) in progress towards the implementation of its business plan or in a failure to implement its business plan. Mr. Young devotes approximately 60% of his time to the Company. Moreover, the Company does not have an employment agreement with Mr. Young and as a result, there is no assurance that he will continue to manage its affairs in the future. Nor has the Company obtained a key man life insurance policy on Mr. Young. The Company could lose the services of Mr. Young, or Mr. Young could decide to join a competitor or otherwise compete directly or indirectly with the Company, which would have a significant adverse effect on its business and could cause the price of its stock to be significantly decline in value.

Mr. Young's lack of marketing experience could result in delays or business failure. Mr. Young is not a sales or marketing professional by trade, and will need to rely on the advice of third party consultants. There are currently no arrangements or agreements with any such third party consultants, nor can we be assured that such services will be available to the Company on acceptable terms. The Company has not developed or adopted any formal criteria or policy with respect to the hiring of third party consultants.

The Company may make investments in or acquire complementary products, technologies and businesses, or a business completely unrelated to the Company's current business plan. Acquisition of a completely unrelated business would result in a change of business not contemplated by existing shareholders. The Company may consider a future financing or business combination that, because of the size of the related stock issuance, would result in a majority of the voting power being transferred to third parties. The result could be that new shareholder(s) would control the Company and persons unknown could replace the Company management. It is uncertain whether any such replacements would continue to implement the Company's current business plan and in any event may result in a new management team not considered by existing shareholders. In such case, an investor could not only lose its entire investment, but could lose its entire investment on a business decision it did not have the opportunity to evaluate at the time of investing in the Company. The Company has had no discussions with third parties regarding business opportunities and there currently are no business acquisitions that are probable.

If the Company acquires a company, it could face difficulties in assimilating that company's personnel and operations. Acquisitions also involve the need for integration into existing administration, services marketing, and support efforts. These acquisitions and investments could disrupt its ongoing business, distract management and employees and increase its expenses. the Company cannot predict the extent to which its liquidity and capital resources will be diminished prior to consummation of a business combination or whether its capital will be further depleted by the operation losses (if any) of a business entity that is acquired. In addition, the key personnel of the acquired company may decide not to work for the Company. Any amortization of goodwill or other assets, or other charges resulting from the costs of these acquisitions, could increase the Company operating costs.

There is no assurance that the Company will provide a return on investment in the future. The Company is in the early stages of development and could fail before implementing its business plan. The Company has not achieved profitability, and expects to incur net losses for the foreseeable future. As a result of the Company's limited operating history, it is difficult to accurately forecast its potential revenue, and there is no meaningful historical financial data upon which to base planned operating expenses. The Company is a relatively young company with no history of earnings or profits, its revenue and income potential is unproved and its business model is still emerging.

The Company's ultimate success may depend on its ability to raise additional capital. Failure to raise the necessary funds in a timely fashion will severely limit the Company's operations and it would be unable to implement its business plan. If the Company raises additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the rights of its common stock and its stockholders may experience additional dilution. In the event of a bankruptcy in either case shareholders could lose their entire investments. No commitments to provide additional funds have been made by management or other shareholders. The Company expects that its cash on hand will last at least twelve (12) months and has therefore not investigated the availability, source or terms that might govern the acquisition of additional financing. When additional capital is needed, there is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to the Company.

There is only a limited public market for the Company common stock and no assurance can be given that an active market will develop or that any shareholder will be able to liquidate his investment without considerable delay, if at all. The Company has shares previously issued to holders of the predecessor company listed on the OTC bulletin board. Although the Company intends to apply to have these additional shares traded on the OTC bulletin board there is no guarantee that an active market will occur. The trading market price of the Company common stock may therefore decline below the offering price. If a market should develop, the price may be highly volatile. In addition, an active public market for the Company's common stock may not develop or be sustained. Factors such as those discussed in this "Risk Factors" section may have a significant impact on the market price of the Company's securities. Many brokerage firms may not be willing to effect transactions in the securities. Even if a purchaser finds a broker willing to effect a transaction in the Company's common stock, the combination of brokerage commissions, state transfer taxes, if any, and other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such securities as collateral for loans. Thus, a purchaser may be unable to sell or otherwise realize the value invested in the Company's stock.

Because the Company's securities have not been registered for resale under the blue sky laws of any state, the holders of such shares and those persons desiring to purchase them in any trading market that may develop in the future should be aware that there may be significant state blue sky law restrictions on the ability of investors to sell and on purchasers to buy the Company securities. Investors may be unable to sell their stock in the Company. Accordingly, investors should consider the secondary market for the Company's securities to be a limited one. Investors may be unable to resell their stock without the significant expense of state registration or qualification.

                           FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by the Company described in "Risk Factors" and elsewhere in this prospectus. We use words such as "anticipates", "believes", "plans", "expects", "future", "intends" and similar expressions to identify these forward-looking statements. Prospective investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus.

                                USE OF PROCEEDS

The Company will not receive the proceeds from the sale of any of the 2,000,000 shares offered by the selling shareholders. The Company will, however, pay the costs of registering those shares.

Estimated offering expenses are as follows:

SEC registration fee...................................... $10.56
Printing expense........................................ 1,000.00
Attorneys' fees and expenses............................ 6,000.00
Accountants' fees and expenses.......................... 5,000.00
Transfer agent's and registrar's fees and expenses...... 1,500.00
Miscellaneous............................................. 210.00
Total.................................................. 10,215.00
Paid as of March 31, 2001................................... 0.00
Balance paid for out of cash on hand....................... $0.00

                         DETERMINATION OF OFFERING PRICE

We arbitrarily determined the price of the shares in this offering solely for the purpose of calculating the registration fee pursuant to Rule 457 and it is not an indication of the actual value of the Company. Therefore, the offering price bears no relationship to our book value, assets or earnings, or to any other recognized measure of value and it should not be regarded as an indicator of any future market price of the securities.

                                    DILUTION

Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to Company, the net tangible book value will be unaffected by this offering.

                                                         SELLING SHAREHOLDERS

------------------------------------------------------------ -------------------
               Names of Selling Shareholders                 # Of Shares to be
                                                             Sold
------------------------------------------------------------ -------------------
All Saints Episcopal Church                                  4,000
------------------------------------------------------------ -------------------
Chris Allen                                                  10,000
------------------------------------------------------------ -------------------
Robert Atwell                                                1,000
------------------------------------------------------------ -------------------
John J. Badger                                               10,000
------------------------------------------------------------ -------------------
Michael Grant Blanchard                                      80,000
------------------------------------------------------------ -------------------
Stephen F. Burg                                              10,000
------------------------------------------------------------ -------------------
Robert Cashman                                               1,000
------------------------------------------------------------ -------------------
Charles Cox                                                  10,000
------------------------------------------------------------ -------------------
Reginald Davis                                               10,000
------------------------------------------------------------ -------------------
Harry Eastlick                                               4,000
------------------------------------------------------------ -------------------
Jack Eberenz                                                 10,000
------------------------------------------------------------ -------------------
John Folio                                                   5,000
------------------------------------------------------------ -------------------
Marcie Jo Van Hemmel                                         5,000
------------------------------------------------------------ -------------------
James Gable                                                  1,000
------------------------------------------------------------ -------------------
John Hickey                                                  180,000
------------------------------------------------------------ -------------------
Cindy Jackson & Keven Jackson Jt                             5,000
------------------------------------------------------------ -------------------
David Kagel                                                  9,000
------------------------------------------------------------ -------------------
Kappa Sigma Gamma Omicron                                    4,000
------------------------------------------------------------ -------------------
Kirk Kroloff                                                 15,000
------------------------------------------------------------ -------------------
Dickson V. Lee                                               6,000
------------------------------------------------------------ -------------------
Chris Mackey                                                 5,000
------------------------------------------------------------ -------------------
David Mackey                                                 5,000
------------------------------------------------------------ -------------------
Pamela Mackey                                                5,000
------------------------------------------------------------ -------------------
Al Marchi                                                    1,000
------------------------------------------------------------ -------------------

Salli Marinov                                                40,000
------------------------------------------------------------ -------------------
Netstar 2000, Inc.                                           40,000
------------------------------------------------------------ -------------------
William O'Neal                                               10,000
------------------------------------------------------------ -------------------
Tom Warren                                                   10,000
------------------------------------------------------------ -------------------
Theodore Roetken                                             25,000
------------------------------------------------------------ -------------------
Salli Marinov D/F Marissa Royle UGMA AZ                      13,000
------------------------------------------------------------ -------------------
Anne Sattenspiel                                             10,000
------------------------------------------------------------ -------------------
L. Robert Sattenspiel                                        15,000
------------------------------------------------------------ -------------------
SLDN                                                         500
------------------------------------------------------------ -------------------
Rodger Spainhower                                            10,000
------------------------------------------------------------ -------------------
Vince Viti                                                   1,000
------------------------------------------------------------ -------------------
David Young                                                  649,500
------------------------------------------------------------ -------------------
Philip M. Young                                              160,000
------------------------------------------------------------ -------------------
Philip M. Young & Joann Young TR UA 8/9                      600,000
------------------------------------------------------------ -------------------
David Zaiser                                                 10,000
------------------------------------------------------------ -------------------
Zenac Inc.                                                   10,000
------------------------------------------------------------ -------------------



                              PLAN OF DISTRIBUTION

A public market currently exists for shares of the Company's common stock that were owned by stockholders of Lion Industries (USA) prior to the merger although the market is thinly traded.

The 2,000,000 shares being offered by the selling shareholders may be sold or distributed from time-to-time by the selling shareholders or their transferees directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents of may acquire shares as principals. Such sales or distributions may be made at prevailing market prices, as prices related to such prevailing market prices, or at variable prices negotiated between the sellers and purchasers. The distribution of the shares may be effected on one or more of the following methods:

     o    Ordinary brokerage transactions, including long or short sales
     o Transactions involving cross or block trades, or otherwise on the OTC Bulletin Board
     o Purchases by brokers, dealers, or underwriters as principals and subsequent resales by the purchasers for their own accounts pursuant to this prospectus
     o Sales "at the market" to, or through, market makers or into an existing market for the shares
     o Sales not involving market makers or established markets, including direct sales to purchasers or sales effected through agents

     We have informed the selling shareholders that, while they are engaged in a distribution of the shares included in this prospectus, they will be required to comply with certain anti-manipulative rules contained in Regulation M under the Exchange Act. With certain exceptions, Regulation M prohibits any selling shareholders, any affiliated purchaser, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.

The Company intends to apply to have its shares traded on the OTC bulletin board under the symbol "SDHZ", if available, immediately after it has met the listing standards for the OTC bulletin board as set out by the National Association of Stock Dealers. In the case of the Company, these listing standards are:

     o    An effective Registration Statement Under The Securities Act of 1933

     o To remain current with its quarterly and annual report filings with the Securities and Exchange Commission

     o    At least one market maker to make a market in its securities

     Other than to remain current with its quarterly and annual report filings, the Company needs to achieve a sufficient number of shareholders to interest a market maker in making a market in its securities. There is currently no minimum number of shareholders required for a stock to trade on the OTC Bulleting Board; however, in early 2003, the new BBX exchange will be implemented with the purpose of replacing the OTC Bulletin Board. Among other things, the BBX shall require all OTC Bulletin Board companies to have at least 100 shareholders to qualify for a BBX listing. Failure to meet this requirement could result in the delisting of the Company's stock.

Because of large broker-dealer spreads, investors may be unable to sell the stock immediately back to the broker-dealer at the same price the broker-dealer sold the stock to the investor. In some cases, the stock may fall quickly in value. Investors may be unable to reap any profit from any sale of the stock, if they can sell it at all. The market among broker-dealers may not be active. Investors in penny stock often are unable to sell stock back to the dealer that sold them the stock. The mark ups or commissions charged by the broker-dealers may be greater than any profit a seller may make.

Because the Company's securities will constitute "penny stock" within the meaning of the rules may affect the ability of owners of the Company's shares to resell their securities. The Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934. The rules require broker-dealers to make certain disclosures regarding penny stocks to potential buyers, and make a determination based upon information provided by the potential buyer about such buyer's suitability for investing in penny stocks. Because these securities will constitute "penny stock" within the meaning of the rules, the rules would apply to the Company and its securities and there may be a limited market for penny stocks, due to the regulatory burdens on broker-dealers.

The market for penny stocks has suffered in recent years from patterns of fraud and abuse which may cause investors to lose their investment Shareholders should be aware that, according to the Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse which could cause investors to lose their entire investment. Such patterns include:

     o Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
     o Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
     o "Boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;
     o Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
     o The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

                                LEGAL PROCEEDINGS

The Company is not a party to any material pending legal proceedings, and none of its property is the subject of a pending legal proceeding. Further, the officer and director know of no legal proceedings against the Company or its property contemplated by any governmental authority.


          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name, age and position of each director and executive officer of the Company:

        Name                               Age      Position

        Philip M.  Young                   78       President and Director
        David M.  Young                    43       Vice President and Director

Philip M. Young, 78, President and Director, obtained a bachelor degree in Business from the University of Kansas in 1949. Mr. Young has been a part of the financial industry for over 50 years as a stockbroker, owner of stock brokerage companies, investment banker, and owner of a stock transfer and registrar company. While a principal in the securities industry, Mr. Young served on the Board of Securities Traders Association as Chairman of District 3. He has also held memberships to the National Association of Securities Dealers and the Midwest Stock Exchange. As a stockbroker and market maker his specialty was in consulting and advising developing companies. He also operated as a sole proprietorship called "Phil Young Consulting", which became the basis of the business for Sedona Horizons Corporation late in 1999. While no longer active as a stockbroker, Mr. Young, along with his son David, own and have operated First American Transfer Company since 1987 in Phoenix, Arizona. This company is registered with the Securities and Exchange Commission and is subject to regular examinations by that agency.

David M. Young, 43, Vice President and Director, has been a vice president of First American Stock Transfer Company since 1998, a securities transfer agent and registrar of traded securities. From 1994 to 1998, Mr. Young was the owner and president of Southwest Securities Transfer Company in Las Vegas, Nevada. Mr. Young is the son of Philip M. Young, President and Director of the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth, as of July 31, 2002:

     o The Company's outstanding common stock owned or beneficially owned by each executive officer and director;

     o The Company's outstanding common stock owned or beneficially owned by each person who owner of record, or was known by the Company to own beneficially, more than 5% of the Company common stock;

     o    The shareholdings of all executive officers and directors as a group.


Name                                     Shares owned    Percentage owned

Philip M. Young                            760,000              35%
President and Director
18036 N 15th Street
Phoenix, AZ 85022

David M. Young                             649,000              30%
Vice President and Director
18039 N.  15th Place
Phoenix, AZ 85022

Officers & Directors As A Group          1,409,000              65%

All shares are held of record and each shareholder has sole voting and investment power.

The Company knows of no one who has the right to acquire beneficial ownership in the Company common stock.

There are no arrangements known to the Company the operation of which may result in a change of control of the Company.

                            DESCRIPTION OF SECURITIES

The Company's authorized capital consists of 25,000,000 shares of common stock, par value $.001 per share. Immediately prior to this offering, 119,937 common shares were issued and outstanding. Each record holder of common stock is entitled to one vote for each share held on all matters properly submitted to the shareholders for their vote. The articles of incorporation do not permit cumulative voting for the election of directors, and shareholders do not have any preemptive rights to purchase shares in any future issuance of the Company's common stock.

Because the holders of shares of the Company common stock do not have cumulative voting rights, the holders of more than 50% of the Company outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of the Company's directors.

The holders of shares of common stock are entitled to dividends, out of funds legally available therefore, when and as declared by the Board of Directors. The Board of Directors has never declared a dividend and does not anticipate declaring a dividend in the future. In the event of liquidation, dissolution or winding up of the affairs of the Company, holders are entitled to receive ratably, the net assets of the Company available to shareholders after payment of all creditors.

To the extent that additional shares of the Company's common stock are issued, the relative interests of existing shareholders may be diluted.


                           DESCRIPTION OF THE BUSINESS

The Company
-----------

The Company was incorporated under the laws of the State of Nevada on February 12,, 1996 as ICS (9612) Inc. Its name was changed in 1997 to Lion Industries
(USA), Inc. At that time control of the company passed to a group of businessmen in Hong Kong and 9,900,000 shares of Restricted Stock were issued. Records for any activity conducted by this group are not available and it would appear that the Company was dormant for several ensuing years. Current stockholders have been unable to contact any of the "businessmen". At a Special Shareholder Meeting called by existing shareholders for May 21, 2002, a new Board of Directors was elected. This Board of Directors then voted to retract the 9,900,000 issued previously to this now unknown group since it would appear that no value was received by the Company for the issuance of those shares.

At this same Board of Directors' meeting, the Board voted to reverse split the remaining shares by a ratio of 1 share for each 25 shares owned and then issue 2,000,000 shares to merge with a company called Sedona Horizons Corporation, a consulting company. The Articles of Merger were filed with the office of the Nevada Secretary of State in June 2002, with an effective date of June 27, 2002, which Plan of Merger also called for the name of Lion Industries (USA), Inc to be changed to Sedona Horizons Corporation.

Sedona Horizons Corporation (old) was incorporated in Nevada in April 1996. It remained a dormant company until September 2000, at which time a bank account was opened and consulting activity begun. This remains the only operating activity and, as such, all financials reported and items discussed refer to this company.

Business Strategy
------------------

Sedona Horizons Corporation has as its officers, Philip M. Young as President and David M. Young as Vice President and Secretary. Philip Young has spent over 50 years in the securities industry as owner and principal of stock brokerage companies and as President and owner of First American Stock Transfer, Inc., located in Phoenix, Arizona. Through these activities he has consistently rendered advice to developing public companies. Payment has come in cash or in stock for his activities. It will be the strategy of the Company to continue this consulting service and expand through firm consulting contracts with many companies such as those that may be clients of the stock transfer agency or those that might be referred by lawyers, finders, or developers.

Services rendered to clients to date by the Company include the following:

         Freedom Surf (now FreeStar Technology)
         SunnComm., Inc
         Cyrus Industries
         Barter of America Plus
         ICM Telecommunications
         Uniprime Capital Acceptance
         Prosportsbook, Inc
         12 to 20 Plus, Inc
         I-TEL NETWORKS, INC
         LRNN Corporation
         U.S. Power Systems
         Neo Vision Corporation

The advice offered companies such as these include corporate structure, public offering preparation, restrictions on stock issued, contact with public relations groups, contact with CPA's and lawyers, and response to governmental comments and inquiries. Stock positions are held in many of those companies listed above which was received as part payment for services. These positions are issued with restrictions.

An internet WEB page is being developed to expand the consulting service beyond the current local level. The address is www.sedonahorizons.net.


Product Description
--------------------

The Company does not produce a "product" and is classified as a service company.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Plan of Operation
------------------

We are unable to calculate the exact cost of our plan of operation over the next twelve (12) months. The plan of operation over this period of time is to provide consulting services to early stage developing companies that desire to go public either through an initial public offering, merger or acquisition. We intend to provide services and advice in the areas of corporate structure, public offering preparation, restrictions on stock issued, contact with public relations groups, CPA's an attorneys and assistance in responding to government comments and inquiries. We also plan to expand our operations by adding key staff and by expanding the number of our operating locations. We are currently developing an internet web site designed to attract new clients.

We do not believe that it will be necessary to raise additional funds to meet the expenditures required for operating our business during the next twelve (12) months. We believe that we may not realize significant profits from operations in the next year and that it may be necessary to raise additional funds after the expiration of one year from the date of this Registration Statement. We currently have no organized plan to raise capital; however, we intend to increase our efforts to raise capital, exploring all available alternatives for debt and/or equity financing, including, but not limited to, private and public securities offerings. We cannot be certain that these efforts will be successful. In the event that only limited additional financing is received, we expect our opportunities to be limited. Further, even if we succeed in obtaining the level of funding necessary to fully implement our business plan, this will not ensure the realization by us of profits from operations.

Results of Operations
----------------------

During the period from April 29, 1996, (inception) through the year September, 2000, the Company has engaged in no revenue generating operations. Expenses incurred during this period were provided by infusion of capital from Philip M. Young. No outside funding has been received. It is anticipated that sufficient monies will continue to be infused by Mr. Young to meet all expense requirements for the next twelve (12) months.

Liquidity and Capital Resources
--------------------------------

At September 30, 2002, the Company's current assets of $2,977.00 was exceeded by current liabilities of $12,210.00. We had no working capital as of that date. Our total shareholders' equity was $2,977, including an accumulated deficit of $(25,354.00). Our future success will depend upon our ability to provide effective and competitive consulting services; and to develop and provide new services that meet our customers' changing requirements. For the next twelve months, Mr. Young is expected to provide the necessary working capital so as to permit us to continue as a going concern.

                             DESCRIPTION OF PROPERTY

The Company currently shares office with an office of First American Stock Transfer and pays a percentage of the expenses of such space. This currently amounts to $300 per month. Its address is 1717 E. Bell Road, Suite 2, Phoenix, AZ 85022, and its phone number is (602) 485-1346. The Company does not believe that it will need to obtain additional office space at any time in the foreseeable future.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

No director, executive officer or nominee for election as a director of the Company and no owner of five percent (5%) or more of the Company's outstanding shares or any member of their immediate family has entered into or proposed any transaction with the Company.

             MARKET FOR COMMON EQUITY AND OTHER SHAREHOLDER MATTERS

A limited public trading market exists for the Company securities held by shareholders of Lion Industries (USA), Inc. The Company has no common equity subject to outstanding purchase options or warrants. The Company has no securities convertible into its common equity. There is no common equity that could be sold pursuant to Rule 144 under the Securities Act. The Company has agreed to register under the Securities Act for sale by shareholders the 2,000,000 shares issued as part of the Plan of Merger. Restrictions pertaining to "Control Shares" will remain in effect even though those shares are registered per this offering. Except for this offering, there is no common equity that is being, or has been publicly proposed to be, publicly offered by the Company.

The Company has 2,119,937 shares of common stock issued and outstanding, all of which were issued at $0.001 per share. All stock was issued based on a valuation by the Board of Directors.

Upon effectiveness of the registration statement that includes this prospectus, 2,000,000 shares of the Company will be eligible for sale.

                                 DIVIDEND POLICY

To date, the Company has not paid any dividends on its common stock and does not expect to declare or pay any dividends on its common stock in the foreseeable future. Payment of any dividends will depend upon the Company future earnings, if any, its financial condition, and other factors as deemed relevant by the Board of Directors.

                             EXECUTIVE COMPENSATION

The following table sets forth certain information concerning the compensation paid by the Company for services rendered in all capacities to the Company from January 1, 2002 through September 30, 2002 of all officers and directors of the Company.


                                                            Securities
Name and Principal                                          Underlying
Positions at              Salary    Bonus    Compensation    Options
-----------------------  --------  -------  --------------  ---------
Philip Young                0         0           0             0
President/Director

David M. Young              0         0           0             0
Vice President/Director

                                  LEGAL MATTERS

The validity of the shares offered hereby will be passed upon for the Company The O'Neal Law Firm, William D. O'Neal Esq., 668 North 44th Street, Suite 248, Phoenix, Arizona 85008.

                           INTERESTS OF NAMED EXPERTS

Neither Braverman & Company, P.C. or The O'Neal Law Firm was employed on a contingent basis in connection with the registration or offering of the Company's common stock.

                                 TRANSFER AGENT

The Company's transfer agent is First American Transfer Company, 1717 East Bell Road, Suite 2, Phoenix, Arizona 85022.

   CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                  DISCLOSURES

Braverman & Company, P.C. has served as the Company's independent auditor since 1999, and the Company has not had any dispute with Braverman & Company, P.C. over accounting or financial disclosure.

                                     PART II

                              FINANCIAL STATEMENTS


                           SEDONA HORIZONS CORPORATION


                              FINANCIAL STATEMENTS
                               DECEMBER 21, 2001




                                TABLE OF CONTENTS


                                                               PAGE




INDEPENDENT AUDITOR'S REPORT                                    F-1


CONSOLIDATED BALANCE SHEETS                                     F-2


CONSOLIDATED STATEMENTS OF OPERATIONS                           F-3

CONSOLIDATED STATEMENTS OF CHANGES IN
     STOCKHOLDERS' EQUITY                                       F-4


CONSOLIDATED STATEMENTS OF CASH FLOWS                           F-5


NOTES TO FINANCIAL STATEMENTS                                   F-6 - F-9



                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders
Sedona Horizons Corporation
Phoenix, Arizona

We have audited the accompanying balance sheet of Sedona Horizons Corporation (a Nevada corporation) as of December 31, 2001, and the related statements of operations, changes in stockholders' equity and cash flows for each of the years in the two year period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audit, the financial statements referred to above present fairly, in all material respects, the financial position of Sedona Horizons Corporation as of December 31, 2001, and the results of its operations and cash flows for each of the years in the two year period then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is dependent on its ability to develop additional sources of capital, and to ultimately achieve profitable operations. The present financial condition of the Company raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Braverman & Company, P.C.
Prescott, Arizona
October 14, 2002

                           SEDONA HORIZONS CORPORATION
                           CONSOLIDATED BALANCE SHEETS

                                                     December 31,  September 30,
                                                         2001         2002
                                                                    (unaudited)
                                                   -------------- --------------
                                     ASSETS

CURRENT ASSETS
   Cash                                              $        204   $          -
   Accounts receivable-trade                                               1,300
   Related party advances                                   3,226
   Other assets                                               677          1,677
                                                   -------------- --------------
               Total Current Assets                         4,107          2,977

                                                     $      4,107   $      2,977
                                                   ============== ==============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts Payable                                                        2,751
   Related party advances                                                    696
   Accrued payroll taxes                             $      7,330   $      8,606
   Accrued income taxes                                       107            157
                                                   -------------- --------------
               Total Current Liabilities                    7,437         12,210
                                                   -------------- --------------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY (DEFICIT)

   Common stock, par value $.001, 25,000,000 shares
     authorized, 2,000,000 and 2,199,937
     issued and outstanding                                 2,000          2,120
   Paid-in capital                                            500            380
   Contributed capital                                     13,621         13,621
   Accumulated deficit                                    (19,451)       (25,354)
                                                   -------------- --------------
               Total Stockholders' Equity                  (3,330)        (9,233)
                                                   -------------- --------------
                                                     $      4,107   $      2,977
                                                   ============== ==============

                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                           SEDONA HORIZONS CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                         Nine Months Ended
                                                        Year Ended December 31,         September 30, 2002
                                                   -------------- -------------- -------------- --------------
                                                           2001           2000          2,002          2,001
                                                   -------------- -------------- -------------- --------------
                                                                                    (unaudited)    (unaudited)
REVENUE                                              $     12,809   $     51,177   $     14,706   $      2,314

EXPENSES:
   General and administrative                              30,860         39,509         20,609         19,452
   Interest                                                   500
                                                   -------------- -------------- -------------- --------------
               Total Expenses                              31,360         39,509         20,609         19,452
                                                   -------------- -------------- -------------- --------------
Income (loss) before income taxes                         (18,551)        11,668         (5,903)       (17,139)

Income tax expense
Current income tax expense (benefit)                       (2,716)         2,823              -         (2,716)
                                                   -------------- -------------- -------------- --------------
Net income (loss)                                    $    (15,836)  $      8,846   $     (5,903)  $    (14,423)
                                                   ============== ============== ============== ==============


NET INCOME PER COMMON SHARE-Basic                    $      (0.01)        *              *        $      (0.01)
                                                   ============== ============== ============== ==============
WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING                               2,000,000      2,000,000      2,053,305      2,000,000
                                                   ============== ============== ============== ==============

* less than $.01 per share


                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                           SEDONA HORIZONS CORPORATION
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY



                                                                                                        Accumulated
                                                                                                         (Deficit)
                                                                                                        During the
                                                    Common Stock             Paid-in    Contributed     Development
                                               Shares         Amount         Capital        Capital        Stage            Total
                                          -------------- -------------- -------------- -------------- -------------- --------------
                                            (post-split)
Balances, December 31, 1999                      500,000   $        500   $        500   $     11,461   $    (12,461)  $          -
   Contributed capital                                                                          2,160                         2,160
   Shares issued January 4, for services       1,500,000          1,500              -                                        1,500
   Net income for the year                                                                                     8,846          8,846
                                          -------------- -------------- -------------- -------------- -------------- --------------

Balances, December 31, 2000                    2,000,000          2,000            500         13,621         (3,615)        12,506
   Contributed capital                                                                              -                             -
   Net loss for the year                                                                                     (15,836)       (15,836)
                                          -------------- -------------- -------------- -------------- -------------- --------------

Balances, December 31, 2001                    2,000,000          2,000            500         13,621        (19,451)        (3,330)
(unaudited)
   Recapitalization June 27, 2002                119,937            120           (120)                                        -
   Net loss for the nine months                                                                               (5,903)        (5,903)
                                          -------------- -------------- -------------- -------------- -------------- --------------
Balances, September 30, 2002 (unaudited)   $   2,119,937  $       2,120   $        380   $     13,621   $    (25,354)  $     (9,233)
                                          ============== ============== ============== ============== ============== ==============

                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                           SEDONA HORIZONS CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                           Nine Months Ended
                                                             Year Ended December 31,       September 30, 2002
                                                         -------------- -------------- -------------- --------------
                                                               2001            2000          2002           2001
                                                         -------------- -------------- -------------- --------------
                                                                                         (unaudited)    (unaudited)
OPERATING ACTIVITIES:
   Net income (loss) from operations                       $    (15,836)  $      8,846   $     (5,903)  $    (14,423)
   Contributions to capital                                                      2,160
   Capital issued for services                                                   1,500
   Adjustments to reconcile net (loss) to net
     cash used by operating activities:
       Changes in:
          Accounts receivable -trade                              7,500         (7,500)        (1,300)         7,500
          Investments in securities                               6,400         (7,077)                        6,400
          Accounts payable                                                                      2,751
          Accrued payroll taxes                                   3,190          4,141          1,276          1,489
          Accrued income taxes                                   (2,716)         2,823             50         (2,716)
                                                         -------------- -------------- -------------- --------------
       Net Cash provided (Used) by Operating                     (1,461)         4,892         (3,126)        (1,750)
       Activities
                                                         -------------- -------------- -------------- --------------
INVESTING ACTIVITIES:
   Brokerage advances                                                                          (1,000)
                                                         -------------- -------------- -------------- --------------
       Net Cash (Used) by Investing Activities                        -                        (1,000)             -
                                                         -------------- -------------- -------------- --------------

FINANCING ACTIVITIES:
   Related party loans                                            1,327         (4,554)         3,922          2,385
                                                         -------------- -------------- -------------- --------------
       Net Cash provided (Used) by Financing                      1,327         (4,554)         3,922          2,385
       Activities

NET INCREASE IN CASH                                               (134)           338           (204)           636

CASH, beginning of period                                           338              -            204            338
                                                         -------------- -------------- -------------- --------------
CASH, end of period                                        $        204   $        338   $         (0)  $        974
                                                         ============== ============== ============== ==============


Supplementary disclosure of cash flow information:

Cash paid for interest                                                             500
                                                                        ==============
Supplementary schedule of non-cash financing activities:

On June 27, 2002,  the recapitalization of the company
resulted in an increase in par value of                                                           120
and  paid in capital was reduced by                                                              (120)
Net effect on shareholders' equity                                                     --------------
                                                                                                    -
                                                                                       ==============

                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                           SEDONA HORIZONS CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (The information for September 30, 2002 is unaudited)



NOTE 1 - THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES

The Company
------------

Sedona Horizons Corporation, (formerly Lion Industries (USA), Inc. (LION), and ICS (9612) Inc. or the Company, was incorporated in Nevada in February 1996. The Company changed its name to Sedona Horizon Corporation as a result of the acquisition of all of the outstanding common stock of Sedona Horizons Corporation, an operating Nevada corporation, on June 27, 2002, in a qualifying reorganization under Section 368 (a)(1)(B) of the Internal Revenue Code of 1986, for 2,000,000 shares of its newly issued, restricted $.001 par value common stock. Prior to the stock exchange, the Company had been in the development stage as defined in FASB No. 7. The Company's fiscal year end is December 31.

Principles of Consolidation
----------------------------

The Company's consolidated financial statements include the financial statements of the Company and its subsidiary for all periods presented. All significant intercompany accounts and transactions have been eliminated.

Financial Statement Presentation
---------------------------------

There were no known assets or liabilities of the Company prior to the stock exchange transaction. On May 21, 2002 the Company eliminated 9,401,600 common shares outstanding for lack of consideration received for such shares and reverse split its then outstanding shares 25 for 1 resulting in 119,937 outstanding shares as of the date of the acquisition. For accounting purposes, the acquisition has been treated as a recapitalization of the acquired company, which is considered the accounting acquirer because it became the owner of 91% of the total shares outstanding after the transaction. The consolidated statements of operations included herein are those of the company and its subsidiary. The consolidated balance sheet presented herein includes all assets and liabilities at historical cost.

Use of Estimates and Assumptions
---------------------------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP) requires management to make estimates and assumptions that affect the reported amounts and the disclosure of contingent amounts in the Company's financial statements and the accompanying notes. Actual results could differ from those estimates.

Cash Equivalents
-----------------

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents.

                                      F-6

Fair Value of Financial Instruments
------------------------------------

Statement of Financial Accounting Standards No. 107, disclosures about fair value of financial instruments, defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. The carrying values of the Company's financial instruments, which include cash, accounts payable and accruals, approximate fair values due to the short-term maturities of such instruments.

Revenue Recognition
--------------------

The principal activity of the Company since 1999 is to assist other companies in "going public" and/or searching for acceptable merger candidates for acquisition. Revenue is recognized in income as services are rendered. A substantial portion of the revenue generated by services is paid in the form of restricted common stock of the clients it serves. The value at the date of issuance to the Company of such securities is generally nominal, because the securities are not free trading or they are not presently marketable. Accordingly, only the nominal value of the securities is recognized as revenue when related services are rendered. Upon disposition of the securities, the


Revenue Recognition
--------------------

resulting proceeds are recorded as additional revenue, net of the nominal value previously recognized. The Company maintains a brokerage account, which is used to control the securities received until their disposition. The Company may incur certain client costs such as those for professional service and filing fees during the course of rendering consulting services. To date such incurred costs have been expensed when incurred because of the uncertainty of recoverability.

Income Taxes
-------------

Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary difference between financial and tax reporting of which depreciation is the most significant. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to more likely than not realized in future tax returns. Tax law and rate changes are reflected in income in the period such changes are enacted.

The net operating loss carry-forward for the Company on a consolidated basis as of December 31, 2001 approximates $7,000 and will expire by 2019, if unutilized. Despite a more than 50% change in ownership of the Company's outstanding common stock for the latest testing period ended June 27, 2002, a Code Section 382 limitation on use of the loss carry-forward is not considered material. The deferred income taxes of approximately $1,700 as of December 31, 2001 and currently have not been recorded as a tax benefit since it is more likely than not that such benefit cannot be presently utilized in the opinion of management. Accordingly, a valuation allowance of $1,700 has been provided as of December 31, 2001.
                                      F-7

 Earnings Per Share
--------------------

Earnings per share are provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS No.128) "Earnings Per Share". Basic earnings/loss per share is computed by dividing net income/loss applicable to common stockholders by the weighted average number of common shares outstanding during the period.

Going Concern
--------------

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company's ability to continue in existence is dependent upon its ability to develop additional sources of capital, and/or achieve profitable operations. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty. Management's plan is to increase the size of its operations in order to achieve profitability and positive cash flows.


NOTE 2 - COMMITMENTS AND CONTINGENCIES

Cancellation of Common Shares
-------------------------------

There is no assurance that the Board's action canceling 9,401,600 pre split shares of the Company's common stock in May 2002, will be acceptable to the shareholders to whom they were issued without some claim made by them at some future date, despite the determination by the Board of Directors that such shares were issued without adequate

Cancellation of Common Shares
------------------------------

consideration. These shares represent approximately 15% of the Company's outstanding common stock if their cancellation is revoked.

Prior Operations of Lion Industries, Inc.
-----------------------------------------

No accounting records or previous financial history were found for LION as of June 27, 2002. There can be no assurance in the opinion of management, however, that LION did not operate, incur obligations, issue additional securities or submit financial statements at any date prior to its acquisition, despite no present evidence. As far as management knows, all of LION's remaining outstanding shares (119,937, post-split) at date of issuance were issued for services valued at $120, equal to the par value of its outstanding common stock.

Tax Returns
------------

No income tax or payroll tax returns have ever been filed on behalf of the Company and its subsidiary. All payroll taxes considered payable are recorded in the accompanying financial statements.
                                      F-8

NOTE 3 - RELATED PARTY TRANSACTIONS

Contributed Capital
--------------------

Management of the Company and an affiliate, First American Stock Transfer, Inc.,
(FAST), a stock transfer company, have contributed capital prior to 2000 in the form of management services and corporate overhead consisting of rent, utilities, communications and use of computer equipment totaling $13,621.

Corporate Overhead
-------------------

Both management and FAST have also advanced funds from time to time to sustain the existence of the Company. FAST has been paid for corporate overhead consisting of rent, utilities, communications and computer equipment since 2000 for $300 per month.


NOTE 4 - OFFERRING COSTS

Included in general and administrative expenses are offering costs which the Company incurred during 2000, 2001 and for the nine months ended September 30, 2002 of $2,000, $3,000, and $2000 respectively, consisting of professional fees. Since the registration statement on Form SB-2, which is in the process of being prepared by the Company for the purpose of selling 2,000,000 shares held by existing shareholders, will not generate any proceeds for the Company, all offering costs have been expensed as incurred.

                                    PART III

                     INFORMATION NOT REQUIRED IN PROSPECTUS

DISCLOSURE  OF  COMMISSION   POSITION  ON  INDEMNIFICATION  FOR  SECURITIES  ACT
LIABILITIES

Pursuant to Nevada State law, a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if the individual acted in good faith; and he or she reasonably believed that, in the case of conduct in the individual's official capacity with the corporation, his or her conduct was in its best interests; in cases not involving his or her official capacity, his or her conduct was at least not opposed to its best interests; and in the case of any criminal proceeding, he or she had no reasonable cause to believe the conduct was unlawful. A corporation is prohibited from indemnifying a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director. The articles of the Company, filed as Exhibit 3.1, provide that the Company will indemnify its directors to the full extent permitted under Nevada state law. The bylaws of the Company, filed as Exhibit 3.2, provide that the Company will indemnify and hold harmless each person who was, is or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another entity, against all losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.


                     RECENT SALES OF UNREGISTERED SECURITIES

None.

                                    EXHIBITS

         Exhibit Name                                                Page Number


         Articles of Incorporation of ICS (9612), Inc.                      10.1
         Certificate of Amendment of the Articles of Incorporation
         Of ICS (9612), Inc.                                                10.2
         Articles of Merger                                                 10.3
         Bylaws                                                             10.4
         Opinion and Consent of Counsel                                     23.1
         Consent of Independent Auditors                                    23.2

                                  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State if Arizona, USA, on June 30, 2002

SEDONA HORIZONA CORPORATION,
A Nevada corporation


/s/ Philip M.  Young
----------------------
By Philip M.  Young
President and Director